                                   EXHIBIT 11
                                   ----------

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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

                                                             THREE MONTHS ENDED                 YEAR ENDED
                                                                 OCTOBER 31,                    OCTOBER 31,

                                                              1997           1996         1997          1996
                                                         ---------------------------------------------------------
Primary:
   Average shares outstanding                              8,384,930      8,382,683     8,383,391      8,323,518

   Net effect of dilutive stock options - based on
    treasury stock method using the average market price      62,176         34,449        57,692         32,514
                                                         ---------------------------------------------------------
   Totals                                                  8,447,106      8,417,132     8,441,083      8,356,032
                                                         =========================================================

Net income                                                $1,145,832     $1,070,700    $3,766,781     $3,372,368
                                                         =========================================================

Per share amount                                              $0.14          $0.13         $0.45          $0.40
                                                         =========================================================

Fully diluted:
   Average shares outstanding                              8,384,930      8,382,683     8,383,391      8,323,518

   Net effect of dilutive stock options - based on
    treasury stock method using period end market
    price, if greater than the average market price           62,176         51,246        60,618         51,246
                                                         ---------------------------------------------------------

   Totals                                                  8,447,106      8,433,929     8,444,009      8,374,764
                                                         =========================================================

Net income                                                $1,145,832     $1,070,700    $3,766,7814     $3,372,368
                                                         =========================================================

Per share amount                                              $0.14          $0.13         $0.45          $0.40
                                                         =========================================================
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